Stoecklein Law Group, LLP.
Practice Limited to Federal Securities

Columbia Center	Telephone: (619) 704-1310
401 West A Street	Facsimile: (619) 704-1325
Suite 1150	email: djs@slgseclaw.com
San Diego, California 92101	web: www.slgseclaw.com

May 3, 2013

CONSENT OF STOECKLEIN LAW GROUP, LLP.

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of NuGold Resources, Inc., on Form S-1 of our Legal Opinion, dated May 3, 2013, relating to the proposed registration of 450,000 shares of common stock which appears in such Registration Statement.

We also consent to the reference to our Firm under the title “Interests of Named Experts and Counsel” in the Registration Statement S-1 and this Prospectus.

Stoecklein Law Group, LLP.

/s/ Donald J. Stoecklein
San Diego, CA
May 3, 2013